As filed with the Securities and Exchange Commission on September 27, 2023

No. 333-274324

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Ramaco Resources, Inc.

(Exact name of registrant as specified in its certificate of incorporation)

Delaware	38-4018838
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

250 West Main Street, Suite 1900

Lexington, Kentucky 40507

(859) 244-7455

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Randall W. Atkins Chairman and Chief Executive Officer

250 West Main Street, Suite 1900

Lexington, Kentucky 40507

(859) 244-7455

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Ralph V. De Martino

Cavas S. Pavri

ArentFox Schiff LLP

1717 K Street NW

Washington, DC 20006

Telephone: (202) 857-6000

Fax: (202) 857-6395

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

Ramaco Resources, Inc. (the “Company”) is filing this Amendment No. 1 (this “Amendment”) to its Registration Statement on Form S-3 (File No. 333-274324) (the “Registration Statement”) as an exhibits-only filing, solely to file Exhibit 4.3. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. This Amendment does not modify any provision of the prospectus contained in Part I or the balance of Part II of the Registration Statement.

Item 16. Exhibits.

(a)       Exhibits.

Exhibit No.	Description
1.1*	Form of Underwriting Agreement by and among Ramaco Resources, Inc. and the underwriters named therein.

3.1	Second Amended and Restated Certificate of Incorporation of Ramaco Resources, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K (File No. 001-38003) filed with the Commission on June 12, 2023).

3.2	Amended and Restated Bylaws of Ramaco Resources, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K (File No. 001-38003) filed with the SEC on February 14, 2017).

3.3	Amendment No. 1 to the Amended and Restated Bylaws of Ramaco Resources, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K (File No. 001-38003) filed with the Commission on December 15, 2020).

4.1	Indenture dated as of July 13, 2021, between Ramaco Resources, Inc. and Wilmington Savings Fund Society, FSB, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed on July 13, 2021).

4.2	First Supplemental Indenture dated as of July 13, 2021, between Ramaco Resources, Inc. and Wilmington Savings Fund Society, FSB, as trustee (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 8-K filed on July 13, 2021).

4.3**	Form of Subordinated Debt Indenture.

4.4	Form of 9.00% Senior Note due 2026 (included as Exhibit A to 4.2 above) (incorporated by reference to Exhibit 4.2.1 to the Registrant’s Form 8-K filed on July 13, 2021).

4.5*	Form of Certificate for Preferred Stock of Ramaco Resources, Inc.

4.6*	Form of Depositary Agreement.

4.7*	Form of Depositary Receipt.

4.8*	Form of Warrant Certificate.

4.9*	Form of Warrant Agreement.

4.10*	Form of Rights Agreement.

4.11*	Form of Rights Certificate.

4.12	Registration Rights Agreement, dated as of February 8, 2017, by and among Ramaco Resources, Inc. and the stockholders named therein (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 001-38003) filed with the Commission on February 14, 2017).

4.13	Shareholders’ Agreement, dated as of February 8, 2017, by and among Ramaco Resources, Inc., Yorktown Energy Partners IX, L.P., Yorktown Energy Partners X, L.P., Yorktown Energy Partners XI, L.P., Energy Capital Partners Mezzanine Opportunities Fund, LP, Energy Capital Partners Mezzanine Opportunities Fund A, LP, and ECP Mezzanine B (Ramaco IP), LP. (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K (File No. 001-38003) filed with the Commission on February 14, 2017).

4.14	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-1 (File No. 333-215363) filed with the Commission on December 29, 2016)

5.1**	Opinion of ArentFox Schiff, LLP.

23.1+	Consent of Briggs & Veselka Co.

23.2+	Consent of Crowe LLP

23.3+	Consent of MCM CPAs & Advisors LLP.

23.4+	Consent of Weir International, Inc.

23.5**	Consent of ArentFox Schiff, LLP (included in Exhibit 5.1).

24.1+	Power of Attorney (included on signature page of this Form S-3).

25.1+	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939, as amended, of Trustee.

107+	Filing Fee Table.

*	To be filed by amendment or incorporated by reference in connection with the offering of a particular class or series of securities.
**	Filed herewith.
+	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, State of Kentucky, on September 27, 2023.

Ramaco Resources, Inc.

By:	/s/ Randall W. Atkins
Name:	Randall W. Atkins
Title:	Chairman, Chief Executive Officer, and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Randall W. Atkins
Randall W. Atkins	Chairman, Chief Executive Officer, and Director	September 27, 2023
(Principal Executive Officer)

/s/ Jeremy R. Sussman
Jeremy R. Sussman	Chief Financial Officer	September 27, 2023
(Principal Financial Officer and Principal Accounting Officer)

*
Bryan H. Lawrence	Director	September 27, 2023

*
Richard M. Whiting	Director	September 27, 2023

*
Patrick C. Graney, III	Director	September 27, 2023

*
Aurelia Skipwith Giacometto	Director	September 27, 2023

*
C. Lynch Christian III	Director	September 27, 2023

*
Peter Leidel	Director	September 27, 2023

*
David E. K. Frischkorn, Jr.	Director	September 27, 2023

*
E. Forrest Jones, Jr.	Director	September 27, 2023

*	By:	/s/ Jeremy R. Sussman
	Name:	Jeremy R. Sussman
	Title:	Attorney-in-fact